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                                   EXHIBIT 5.1
                       CONSENT OF DELOITTE AND TOUCHE LLP

                                  PERKINS COIE

              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
         1201 THIRD AVENUE, 40TH FLOOR * SEATTLE, WASHINGTON 98101-3099
             TELEPHONE:  (206) 583-8888 * FACSIMILE:  (206) 583-8500

                                  June 1, 1995

ProCyte Corporation
12040 115th Avenue N.E.
Suite 210
Kirkland, WA 98034-6900

     Re:  Registration Statement on Form S-8

Gentlemen and Ladies:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 652,000 shares of Common Stock, $.01 par value (the "Shares"), which may be issued upon the exercise of stock options granted or to be granted pursuant to the ProCyte Corporation 1989 Restated Stock Option Plan (the "Plan"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock that may be issued upon the exercise of stock options granted or to be granted pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrars of the Common Stock and the sale thereof by the Company in accordance with the terms of the Plan, and the receipt of the consideration therefor in accordance with the terms of the Plan, the Common Stock will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                Very truly yours,

                               s/ Perkins Coie
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